Exhibit 15.1

Our ref Direct tel Email	VZL\605073\4347747v1 + 852 2971 3095 valerie.law@maplesandcalder.com

Vimicro International Corporation 15th Floor Shining Tower No. 35 Xueyuan Road Haidian District Beijing 100191 People’s Republic of China

June 30, 2011

Dear Sir

Vimicro International Corporation (the “Company”)

We consent to the reference to our name under the heading “Item 10 – Additional Information – E. Taxation – Cayman Islands Taxation” and “Item 16G Corporate Governance “ in the Company’s annual report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission on June 30, 2011.

Yours faithfully

/s/ Maples and Calder
Maples and Calder